                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): July 30, 1997



                                  MEDITRUST
                    --------------------------------------
            (Exact name of registrant as specified in its charter)


                        Commission file number 1-09582



        MASSACHUSETTS                                    04-6532031
(State or other jurisdiction of                      (I.R.S. Employer or
incorporation or organization)                       Identification No.)



197 FIRST AVENUE, NEEDHAM, MASSACHUSETTS                 02194-9127
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)



                                (617) 433-6000
                          --------------------------
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

        On April 13, 1997, Meditrust and its wholly-owned subsidiary, Meditrust Acquisition Company ("MAC," and together with Meditrust, "Meditrust") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Santa Anita Realty Enterprises, Inc. ("Realty") and Santa Anita Operating Company ("Operating," and together with Realty, "Santa Anita" or "The Santa Anita Companies"). When the transaction is consummated, Meditrust will be merged into Santa Anita (the "Mergers"), and shareholders of Meditrust will receive
1.2016 paired common shares (hereinafter "Paired Common Stock" or "Paired Common Shares") of Santa Anita for each share of Meditrust they own in a tax-free exchange of shares. Based on the closing price of Meditrust on April 11, 1997 of $37.25 per share, the transaction will have an initial value to the shareholders of Santa Anita of approximately $383 million, or $31.00 per Paired Common Share. Upon completion of the Mergers, the surviving corporations will be called Meditrust Corporation and Meditrust Operating Company (the "Surviving Corporations").

        Meditrust has agreed to buy approximately 1.2 million Paired Common Shares of Santa Anita either from Santa Anita at $31.00 per Paired Common Share or in the open market. In addition, Santa Anita has agreed to sell to one or more independent parties designated by Meditrust approximately 2.2 million newly issued Santa Anita Paired Common Shares less the number of Shares Meditrust purchases from Santa Anita at a price of $31.00 per Paired Common Share. As of March 31, 1997, there were approximately 61.5 million shares of beneficial interest of Meditrust outstanding and there were approximately 11.5 million Paired Shares and approximately 867,000 paired shares of preferred stock of Santa Anita outstanding.

        The Merger Agreement also provides that, if requested by Santa Anita, Meditrust will make available to Santa Anita $100 million (less the purchase price of the 1.2 million Paired Common Shares acquired by Meditrust) to be used by Santa Anita for a cash self tender or cash election to its shareholders at a price of $31.00 per Paired Common Share.

        The transaction, which has been approved unanimously by the Board of Trustees of Meditrust and the Boards of Directors of Santa Anita, is subject to regulatory approvals and approvals of the shareholders of both Meditrust and Santa Anita. The Mergers are not subject to any financing conditions. The parties intend to file proxy materials for the proposed transaction as soon as possible. The transaction is expected to close in the fall of 1997.

        RISK FACTORS RELATING TO THE SANTA ANITA TRANSACTION:

        Tax Risks; Dependence on Qualifications as a REIT. If the Santa Anita transaction is consummated, Meditrust Corporation intends to continue to qualify as a REIT for federal income tax purposes. In order to qualify as a REIT, a company must comply with highly technical and complex tax provisions. The complexity of these provisions is greater in the case of a REIT that owns real estate and leases it to a corporation with which its stock is paired. In 1983, Congress passed legislation which would ordinarily prevent a corporation from qualifying as a REIT if its stock is paired with the stock of a corporation whose activities are inconsistent with REIT status, such as Meditrust Operating Company. This disqualification does not apply to a paired REIT if the REIT and its paired operating company were paired on June 30, 1983. Santa Anita was paired on June 30, 1983. There are, however, no judicial or administrative authorities interpreting this "grandfathering" rule in the context of a merger or otherwise. There is also no guarantee that new legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the effect of the pairing agreement. If Meditrust Corporation fails to qualify as a REIT, it would be required to pay federal income tax on its taxable income at corporate rates. Unless permitted by relief under certain statutory provisions, Meditrust Corporation also would not be allowed to re-elect REIT status for the following four taxable years. This would reduce the net earnings of Meditrust Corporation available for distribution to shareholders because of the additional tax liability to Meditrust Corporation for the year or years involved. Meditrust Corporation might be required to borrow funds or to sell certain of its investments to pay the tax due on any distributions made. The failure to qualify as a REIT would also constitute a default under certain debt obligations of Meditrust Corporation.

        Dilutive Effect of the Mergers; Dependence on Acquisitions. As a result of the amount being paid to acquire Santa Anita, the transaction has a dilutive effect on Meditrust's net income per share on a pro forma basis for 1996 and the three months ended March 31, 1997 and may have a dilutive effect on net income per share in future periods. In addition, management believes that the transaction initially will cause the Surviving Corporations' funds from operations per share not to grow as fast in the periods following the transaction as might be expected without the transaction. The Surviving Corporations will try to minimize this potential effect by making strategic acquisitions which benefit from the use of the paired share structure. There is no assurance, however, that the Surviving Corporations will be able to identify and acquire at appropriate prices businesses that meet their goals or that any such acquired businesses will perform in a manner that will allow the Surviving Corporations to increase the rate of growth in funds from operations. Furthermore, because of the paired share arrangement, the Surviving
Corporations will face certain limitations in structuring potential acquisitions, especially acquisitions that will be tax-free for the owners of the acquired properties. These limitations could prevent some acquisitions and in other cases, increase the acquisition costs. The longer it takes to make acquisitions and the greater the costs of making acquisitions, the less likely it will be that the Surviving Corporations will meet their anticipated growth in funds from operations.

        Effect of Certain Acquisitions on Existing Operations; Reliance on Outside Management. If the Surviving Corporations acquire new businesses, and if those new businesses compete with the existing businesses of operators in Meditrust Corporation's portfolio, those existing operators may reduce the amount of new business that they do with Meditrust Corporation. In order to acquire businesses outside the health care or horse racing sectors, the Surviving Corporations will need to hire and retain experienced management to run those businesses. There is no assurance that the Surviving Corporations will be able to hire and retain experienced management for such businesses. If the Surviving Corporations cannot hire qualified management for such businesses, they might not acquire such businesses, which may lengthen the time it takes to make acquisitions and increase its funds from operations per share. In addition, if the Surviving Corporations cannot hire and retain qualified management for these businesses, these businesses might not be successful once acquired.

        Substantial Expenses and Payments if the Mergers Fail to Occur. Consummation of the Santa Anita transaction is subject to a number of conditions, some of which are beyond the control of Meditrust's management. Consequently, there can be no assurance that the transaction will be consummated. If the transaction is not completed, Meditrust will have incurred substantial expenses in connection therewith. Meditrust must pay Santa Anita a fee of $4 million under certain circumstances if the shareholders of Meditrust fail to approve the transaction.

        BUSINESS STRATEGY. If the transaction is consummated, the paired share structure of the Surviving Corporations will enable them to derive the benefits of being a REIT as well as an operating company. The primary business objective of the Surviving Corporations will be to maximize the long-term total return to their shareholders. This objective is predicated on the following two factors:

        - Positive Spread Investment. Management will seek to maximize shareholder value through positive spread investment opportunities which provide an accretive cash flow return. Through their paired share structure, the Surviving Corporations will be able to acquire operating companies and assets thereby reducing "leakage." Meditrust will bring its sound capital structure to the paired share structure to facilitate the acquisition of growth oriented companies.

        - Quality of Management. The Surviving Corporations will seek to employ a strong management team for each line of business which is acquired, properly incentivizing each such team and providing them with appropriate financial and capital resources.

        Management of the Surviving Corporations will seek to continue to increase shareholder value by operating the core businesses of the former Meditrust and The Santa Anita Companies in a manner consistent with maximizing funds from operations, and by actively pursuing acquisition opportunities that will best utilize the benefits of the paired share structure. The Surviving Corporations will seek to participate in joint ventures and partnerships to facilitate such acquisitions. Such joint venture partners and acquisition candidates may include companies in which Abraham D. Gosman, Chief Executive Officer and director, and/or other directors of the Surviving Corporations have an interest, but any such acquisitions or joint ventures would be subject to the approval of the disinterested directors of the Surviving Corporations.

        The key elements of this strategy are the following:

        - Continue to expand core sale leaseback and mortgage financing portfolio. Meditrust's portfolio consists of over $2.4 billion in health care investments, making it the largest health care REIT in the country. Meditrust's growth and profitability have historically been driven by its ability to make investments in additional properties. The Surviving Corporations will be committed to further expanding and diversifying the Company's existing portfolio of investments.

        - Make strategic acquisitions of operating companies in the health care sector. After the transaction is completed, the paired share structure will allow Meditrust Corporation to act as an owner of real estate assets and Meditrust Operating Company to act as an operator of businesses with real estate assets, thereby providing shareholders with the benefits of real estate ownership through a REIT and the economic growth associated with a fully integrated operating company. The paired share structure should also facilitate the purchase of international health care related real estate assets, as many of such assets are currently affiliated with operating companies.

        - Make acquisitions outside the health care sector. The Surviving Corporations intend to explore a range of other strategic acquisitions outside the health care industry in order to capitalize on the inherent value of the paired share structure through diversified active and passive investments. Management of the Surviving Corporations intends to seek to consummate such acquisitions which may benefit from the paired share structure.

        - Maximize the value of the Santa Anita horse racing and real estate assets. The Surviving Corporations anticipate continuing The Santa Anita Companies' commitment to high quality horse racing and maintaining its industry leadership in the horse racing industry. The Surviving Corporations also will seek to maximize the value of the approximately 85 acres of the underutilized land at Santa Anita Park.

        There is no assurance that the Surviving Corporations will be able to meet any or all of these objectives.

            SUMMARY COMBINED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables set forth historical and pro forma financial information for Meditrust and The Santa Anita Companies and the combined Meditrust Corporation and Meditrust Operating Company and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Meditrust and The Santa Anita Companies.


                                                                                                          PRO FORMA(1)
                                                                                                      MEDITRUST CORPORATION
                                               HISTORICAL                    HISTORICAL                   AND MEDITRUST
                                        THE SANTA ANITA COMPANIES             MEDITRUST                 OPERATING COMPANY
                                       ---------------------------   ---------------------------   ---------------------------
                                                      THREE MONTHS                  THREE MONTHS                  THREE MONTHS
                                        YEAR ENDED       ENDED        YEAR ENDED       ENDED        YEAR ENDED       ENDED
                                       DECEMBER 31,    MARCH 31,     DECEMBER 31,    MARCH 31,     DECEMBER 31,    MARCH 31,
                                           1996           1997           1996           1997           1996           1997
                                       ------------   ------------   ------------   ------------   ------------   ------------
                                                      (UNAUDITED)                   (UNAUDITED)             (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

OPERATING DATA:
Total revenue........................   $   77,225      $ 37,810       $254,024       $ 67,965       $331,249       $105,775
Total expenses.......................       76,685        36,177         96,048         26,912        175,893         62,800
                                          --------      --------       --------     ----------       --------     ----------
Net income...........................          540         1,633        157,976         41,053        155,356         42,975
Preferred stock dividends............       12,420         2,183             --             --             --             --
                                          --------      --------       --------     ----------       --------     ----------
Net income (loss) applicable to
  common shares......................   $ (11,880)      $  (550)       $157,976       $ 41,053       $155,356       $ 42,975
                                          ========      ========       ========     ==========       ========     ==========
PER SHARE:
Net income (loss)....................   $   (1.05)      $  (.05)       $   2.66       $    .67       $   1.86       $    .50
OTHER DATA:
Funds from operations(2).............   $   14,244      $  9,036       $179,245       $ 47,025       $190,793       $ 55,700
Cash provided from operating
  activities.........................   $   11,977      $ 17,116       $188,551       $ 31,956       $189,699       $ 52,108
Weighted average common shares
  outstanding........................       11,317        11,480         59,458         61,442         83,629         86,176

                                                       MARCH 31,                     MARCH 31,                     MARCH 31,
                                                          1997                          1997                          1997
                                                      ------------                  ------------                  ------------
                                                      (UNAUDITED)                   (UNAUDITED)                   (UNAUDITED)
BALANCE SHEET DATA:
Real estate investments, net.........                   $ 39,779                     $2,293,086                    $2,546,397
Total assets.........................                   $107,952                     $2,386,371                    $2,915,415
Indebtedness, net:
  Notes and bank notes payable.......                   $ 28,247                     $  605,263                    $  633,510
  Convertible debentures.............                         --                        278,591                       278,591
  Bonds and mortgages payable........                         --                         58,795                        58,795
  Total..............................                   $ 28,247                     $  942,649                    $  970,896
Total liabilities....................                   $ 70,791                     $  999,961                    $1,145,752
Series A redeemable preferred
  stock..............................                   $ 24,778                             --                            --
Total shareholders' equity...........                   $ 12,383                     $1,386,410                    $1,769,663
Total shares outstanding.............                     11,496                         61,514                        86,278
OTHER DATA:
Ratio of Total Debt/Total Assets.....                       26.2%                          39.5%                         33.3%
Ratio of Secured Debt/Total Assets...                          0%                           2.5%                          2.0%

---------------

(1) The pro forma information does not purport to represent what Meditrust Corporation's and Meditrust Operating Company's results of operations would have been for the fiscal year ended December 31, 1996 if the Merger had in fact occurred on January 1, 1996 or what Meditrust Corporation's or Meditrust Operating Company's financial position or results of operations would have been for or as of the quarter ended March 31, 1997, if the Merger had in fact occurred on or prior to January 1, 1997. Such pro forma information should not be used or relied upon to project Meditrust Corporation's and Meditrust Operating Company's financial position for any future periods or to project Meditrust Corporation's and Meditrust Operating Company's results of operations for any future periods.

(2) In accordance with a resolution adopted by the Board of Govenors of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), funds from operations represent net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains or losses from debt restructuring or sales of property, significant non-recurring items and after adjustments for unconsolidated partnerships, joint ventures and corporations. Pro forma financial information also includes certain adjustments to funds from operations for real estate related goodwill amortization ($5,330 and $1,332 on a pro forma basis for Meditrust Corporation and Meditrust Operating Company combined for the year ended December 31, 1996 and three months ended March 31, 1997, respectively). Funds from operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles, as an indicator of operating, investing or financing activities or as a measure of liquidity. Funds from operations does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

     The following is a reconciliation of funds from operations to cash provided by operating activities.

                                                                                                     PRO FORMA(1)
                                                                                                 MEDITRUST CORPORATION
                                          HISTORICAL                    HISTORICAL                   AND MEDITRUST
                                   THE SANTA ANITA COMPANIES             MEDITRUST                 OPERATING COMPANY
                                  ---------------------------   ---------------------------   ---------------------------
                                                 THREE MONTHS                  THREE MONTHS                  THREE MONTHS
                                   YEAR ENDED       ENDED        YEAR ENDED       ENDED        YEAR ENDED       ENDED
                                  DECEMBER 31,    MARCH 31,     DECEMBER 31,    MARCH 31,     DECEMBER 31,    MARCH 31,
                                      1996           1997           1996           1997           1996           1997
                                  ------------   ------------   ------------   ------------   ------------   ------------
                                                 (UNAUDITED)                   (UNAUDITED)            (UNAUDITED)
Funds from operations...........    $ 14,244       $  9,036       $179,245       $ 47,025       $190,793       $ 55,700
Other non real estate
  depreciation and
  amortization..................       1,767          1,031          2,601            706          3,601          1,253
Shares issued for
  compensation..................         524             15          2,039            608          2,563            623
Other items, net................      (3,790)        (1,100)           167             42         (7,258)        (5,468)
Changes in working capital......        (768)         8,134          4,499        (16,425)            --             --
                                    --------        -------       --------       --------       --------       --------
Cash provided by operating
  activities....................    $ 11,977       $ 17,116       $188,551       $ 31,956       $189,699       $ 52,108
                                    ========       ========       ========       ========       ========       ========

---------------

(1) Pro forma cash provided by operating activities represents pro forma net income plus depreciation and amortization less the effect of the non-cash portion of equity in earnings (loss) of unconsolidated joint ventures. The pro forma amounts do not include adjustments from changes in working capital resulting from changes in current assets and current liabilities.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

     Realty and Operating are two separate companies whose shares of common stock are paired and trade together as a single unit. At the time of the Mergers, Meditrust will merge with and into Realty, with Realty to be the surviving corporation, which will change its name to Meditrust Corporation. MAC will merge with and into Operating, with Operating to be the surviving corporation, which will change its name to Meditrust Operating Company.

     Pursuant to the above, the following pro forma financial statements have been provided: (i) Meditrust Corporation and Meditrust Operating Company combined pro forma financial statements which combine the activities of Meditrust and The Santa Anita Companies, (ii) separate Meditrust Corporation consolidated pro forma financial statements which reflect the activities of Meditrust and Realty and (iii) separate Meditrust Operating Company consolidated pro forma financial statements which reflect the activities of MAC and Operating.

     The following unaudited Pro Forma Condensed Statements of Operations and Balance Sheets presented assume the Mergers had been consummated on terms set forth in the Merger Agreement as of or at the beginning of the periods presented. In addition, the unaudited Pro Forma Condensed Balance Sheets presented assume the Mergers had occurred on March 31, 1997.

     The following unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 of Meditrust Corporation and Meditrust Operating Company are derived from the historical financial information and pro forma information based in part upon the Combined and Separate Statements of Income of The Santa Anita Companies filed with the Santa Anita Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the three months ended March 31, 1997, as amended, and in part upon the Consolidated Statements of Operations of Meditrust filed with Meditrust's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the three months ended March 31, 1997. The following unaudited Pro forma Condensed Balance Sheets are based in part upon The Santa Anita Companies' Combined and Separate Balance Sheets as of March 31, 1997 and Meditrust's Balance Sheet as of March 31, 1997 and should be read in conjunction with the financial statements filed with The Santa Anita Companies' and Meditrust's respective Quarterly Reports on Form 10-Q for the three months ended March 31, 1997. In management's opinion, all material adjustments necessary to reflect the effects of the Mergers have been made.

     In conjunction with the financial statements filed with The Santa Anita Companies' Annual and Quarterly Reports, separate financial statements are prepared for Realty and Operating. Combined Realty and Operating financial statements are prepared for The Santa Anita Companies. The separate net income
(loss) and related per share amounts of Realty and Operating cannot be added together to total the combined net income (loss) and related per share amounts for The Santa Anita Companies because of adjustments and eliminations arising from inter-entity transactions. Inter-entity pro forma adjustments are reflected only in the separate pro forma financial statements and not in the combined pro forma presentation. As such, the separate Meditrust Corporation and Meditrust Operating Company pro forma financial statements on pages 12 to 19 together do not necessarily reconcile to the combined Meditrust Corporation and Meditrust Operating Company pro forma financial statements on pages 8 to 11.

     The following unaudited Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby Santa Anita Park, related leasehold improvements and other real estate assets owned by The Santa Anita Companies are adjusted to estimated fair market value. Although The Santa Anita Companies are issuing their shares of Paired Common Stock to Meditrust shareholders and will be the surviving entities following the Mergers, The Santa Anita Companies are considered the acquired companies for accounting purposes as the current Meditrust shareholders will hold the majority of the combined shares of Paired Common Stock subsequent to the Mergers. The fair market values of the assets and liabilities of The Santa Anita Companies have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management of Meditrust does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of The Santa Anita Companies will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the consummation of the Mergers. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

     The following unaudited Pro Forma Condensed Statements of Operations are not necessarily indicative of what the actual results of operations of Meditrust Corporation and Meditrust Operating Company would have been assuming such transactions had been completed as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Statements of Operations for the interim period ended March 31, 1997 are not necessarily indicative of the results of operations for the full year.

     The following unaudited Pro Forma Condensed Balance Sheets are not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 1997, nor do they purport to represent the future financial position of Meditrust Corporation and Meditrust Operating Company.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY

                                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                     (UNAUDITED)
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                FOR THE YEAR ENDED DECEMBER 31, 1996
                                                     -----------------------------------------------------------
                                                                 THE SANTA ANITA     PRO FORMA         PRO FORMA
                                                     MEDITRUST      COMPANIES       ADJUSTMENTS        COMBINED
                                                     ---------   ---------------    -----------        ---------
Revenues:
   Rental income .................................   $109,119       $  6,671                           $115,790
   Horse racing ..................................                    68,606                             68,606
   Interest income ...............................    144,905          1,948                            146,853
                                                     --------       --------                           --------
        Total revenues ...........................    254,024         77,225                            331,249
                                                     --------       --------                           --------
Expenses:
   Horse racing operating costs ..................                    48,735                             48,735
   Rental property operating expenses ............                     2,434                              2,434
   Interest ......................................     64,216          3,263                             67,479
   Depreciation and amortization .................     23,207          4,870            2,371(A)(B)      30,448
   General and administrative ....................      8,625         10,289                             18,914
   Losses from unconsolidated joint ventures .....                       994              789(A)          1,783
   Strategic alliance costs ......................                     1,200                              1,200
   Arcadia development costs .....................                     2,900                              2,900
   Program for disposition of non-core real estate
     assets ......................................                     2,000                              2,000
                                                     --------       --------         --------          --------
        Total expenses ...........................     96,048         76,685            3,160           175,893
                                                     --------       --------         --------          --------
Net income (loss) ................................    157,976            540           (3,160)          155,356
Preferred stock dividends ........................                    12,420          (12,420)(C)
                                                     --------       --------         --------          --------
Net income (loss) applicable to common shares ....   $157,976       $(11,880)        $  9,260          $155,356
                                                     ========       ========         ========          ========

Per share:
Net income (loss) (D) ............................   $   2.66       $  (1.05)        $   0.25          $   1.86
                                                     ========       ========         ========          ========
Weighted average common shares outstanding .......     59,458         11,317           12,854(E)         83,629
                                                     ========       ========         ========          ========
Dividends paid per common share ..................   $   2.78       $   0.80
                                                     ========       ========

Dividend consists of:
   Return of capital .............................   $   0.15       $   0.80
   Income ........................................       2.63
                                                     --------       --------
                                                     $   2.78       $   0.80
                                                     ========       ========

---------
(A) Represents adjustment to decrease depreciation by $2,959 as a result of recording the investment in land, buildings, improvements and operating property, plant and equipment at fair market value. Also represents adjustments to increase depreciation related to joint ventures by $789. Depreciation is computed using the straight-line method and is based upon the estimated useful lives ranging from 5 to 40 years. Depreciation expense decreased due to the fact that Meditrust uses longer depreciable lives than those used by The Santa Anita Companies for certain types of assets. The adjustments to real estate assets and operating equipment include an increase of $151,560 to non-depreciable land, an increase of $55,892 in the carrying value of buildings and a reduction of $10,697 in the carrying value of operating equipment.
(B) Represents adjustment to reflect amortization of goodwill of $5,330. Goodwill represents the purchase consideration in excess of the fair market value of the assets of The Santa Anita Companies. Amortization of goodwill is computed using the straight-line method over a 40-year estimated useful life.
(C) Represents adjustment to eliminate Series A Preferred Stock dividends as a result of exchanging the Series A Preferred Stock for shares of Paired Common Stock.
(D) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("Statement 128") which specifies the computation, presentation and disclosure requirements for basic earnings per share and dilutive earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Meditrust Corporation or Meditrust Operating Company.
(E) Represents adjustment to reflect additional shares of Paired Common Stock issued to Meditrust and MAC shareholders at the time the Mergers become effective and assumes the exchange of Series A Preferred Stock for shares of Paired Common Stock.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY

                                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                     (UNAUDITED)
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                                     ------------------------------------------------------------
                                                                                 THE SANTA ANITA     PRO FORMA          PRO FORMA
                                                                     MEDITRUST      COMPANIES       ADJUSTMENTS         COMBINED
                                                                     ---------   ---------------    -----------         ---------
Revenues:
   Rental income ................................................     $32,293        $ 1,033         $                   $33,326
   Horse racing .................................................                     36,307                              36,307
   Interest income ..............................................      35,672            470                              36,142
                                                                      -------        -------         --------            -------
        Total revenues ..........................................      67,965         37,810                             105,775
                                                                      -------        -------         --------            -------
Expenses:
   Horse racing operating costs .................................                     24,754                              24,754
   Rental property operating expenses ...........................                        258                                 258
   Interest .....................................................      18,115            621                              18,736
   Depreciation and amortization ................................       6,476          2,599             (492)(A)(B)       8,583
   General and administrative ...................................       2,321          2,790                               5,111
   Losses from unconsolidated joint ventures ....................                        155              203 (A)            358
   Strategic alliance costs .....................................                      4,500                               4,500
   Program for disposition of non-core real estate assets .......                        500                                 500
                                                                      -------        -------         --------            -------
        Total expenses ..........................................      26,912         36,177             (289)            62,800
                                                                      -------        -------         --------            -------
Net income ......................................................      41,053          1,633              289             42,975

Preferred stock dividends .......................................                      2,183           (2,183)(C)
                                                                      -------        -------         --------            -------
Net income (loss) applicable to common shares ...................     $41,053        $  (550)        $  2,472            $42,975
                                                                      =======        =======         ========            =======
Per share:
Net income (loss) (D) ...........................................     $  0.67        $ (0.05)        $  (0.12)           $  0.50
                                                                      =======        =======         ========            =======
Weighted average common shares outstanding ......................      61,442         11,480           13,254 (E)         86,176
                                                                      =======        =======         ========            =======

Dividends paid per common share .................................     $  0.71        $  0.20
                                                                      =======        =======
Dividend consists of:
   Return of capital ............................................     $  0.04        $  0.20
   Income .......................................................        0.67
                                                                      -------        -------
                                                                      $  0.71        $  0.20
                                                                      =======        =======

----------
(A) Represents adjustment to decrease depreciation by $1,824 as a result of recording the investment in land, buildings, improvements and operating property, plant and equipment at fair market value. Also represents adjustments to increase depreciation related to joint ventures by $203. Depreciation is computed using the straight-line method and is based upon the estimated useful lives ranging from 5 to 40 years. Depreciation expense decreased due to the fact that Meditrust uses longer depreciable lives than those used by The Santa Anita Companies for certain types of assets. The adjustments to real estate assets and operating equipment include an increase of $151,560 to non-depreciable land, an increase of $55,892 in the carrying value of buildings and a reduction of $10,697 in the carrying value of operating equipment.
(B) Represents adjustment to reflect amortization of goodwill of $1,332. Goodwill represents the purchase consideration in excess of the fair market value of the assets of The Santa Anita Companies. Amortization of goodwill is computed using the straight-line method over a 40-year estimated useful life.
(C) Represents adjustment to eliminate Series A Preferred Stock dividends as a result of exchanging the Series A Preferred Stock for shares of Paired Common Stock.
(D) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 ("Statement 128") which specifies the computation, presentation and disclosure requirements for basic earnings per share and dilutive earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Meditrust Corporation or Meditrust Operating Company.
(E) Represents adjustment to reflect additional shares of Paired Common Stock issued to Meditrust and MAC shareholders at the time the Mergers become effective and assumes the exchange of Series A Preferred Stock for shares of Paired Common Stock.

              MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY

                                     PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                     (UNAUDITED)
                                                   (IN THOUSANDS)


                                                                                     AS OF MARCH 31, 1997
                                                               ----------------------------------------------------------------
                                                                              THE SANTA ANITA        PRO FORMA        PRO FORMA
                                                                MEDITRUST        COMPANIES          ADJUSTMENTS        COMBINED
                                                               ----------     ---------------       -----------       ---------
Real estate investments:
   Meditrust building and improvements .....................   $1,051,345       $                    $                $1,051,345
   Santa Anita Racetrack(A) ................................                          8,667             108,333 (B)      117,000
   Commercial properties(A) ................................                          9,273              71,742 (B)       81,015
   Commercial properties to be sold ........................                          9,076                (376)(B)        8,700
   Investments in and advances to unconsolidated joint
     ventures ..............................................                          2,154              33,833 (B)       35,987
   Real estate mortgages & loans ...........................    1,241,741            10,609                            1,252,350
                                                               ----------       -----------          ----------       ----------
        Total real estate investments ......................    2,293,086            39,779             213,532        2,546,397
                                                               ----------       -----------          ----------       ----------
Cash and cash equivalents ..................................        5,666            36,991                               42,657
Fees, interest and other receivables .......................       22,013             4,953                               26,966
Operating property, plant & equipment ......................                         19,697             (10,697)(B)        9,000
Other assets, net ..........................................       65,606             6,532               5,056 (C)       77,194
Goodwill ...................................................                                            213,201 (D)      213,201
                                                               ----------       -----------          ----------       ----------
        Total assets .......................................   $2,386,371       $   107,952          $  421,092       $2,915,415
                                                               ==========       ===========          ==========       ==========

Liabilities and Shareholders' Equity
Indebtedness:
   Notes payable, net ......................................      494,972            20,309                              515,281
   Convertible debentures, net .............................      278,591                                                278,591
   Bank notes payable, net .................................      110,291             7,938                              118,229
   Bonds and mortgages payable, net ........................       58,795                                                 58,795
                                                               ----------       -----------          ----------       ----------
        Total indebtedness .................................      942,649            28,247                              970,896
                                                               ----------       -----------          ----------       ----------
Deferred income & expenses .................................        9,918             2,501                               12,419
Accrued expenses and other liabilities .....................       47,394            40,043              75,000 (E)      162,437
                                                               ----------       -----------          ----------       ----------
        Total liabilities ..................................      999,961            70,791              75,000        1,145,752
                                                               ----------       -----------          ----------       ----------
Commitments and contingencies
Series A Redeemable Preferred Stock ........................                         24,778             (24,778)(F)
Shareholders' equity
   Common stock 86,278 shares proforma combined
     outstanding ...........................................                          2,297              14,968 (F)(G)    17,265
   Additional paid-in-capital ..............................                        140,443           1,749,889 (F)(H) 1,890,332
Shares of beneficial interest ..............................    1,524,344                            (1,524,344)(H)
Retained Earnings/Distributions in excess of net
   income ..................................................     (137,934)         (129,687)            129,687 (H)     (137,934)
Unearned compensation expense ..............................                           (670)                670 (H)
                                                               ----------       -----------          ----------       ----------
        Total shareholders' equity .........................    1,386,410            12,383             370,870        1,769,663
                                                               ----------       -----------          ----------       ----------
Total liabilities and shareholders' equity .................   $2,386,371       $   107,952          $  421,092       $2,915,415
                                                               ==========       ===========          ==========       ==========

(A) No post-merger accumulated depreciation has been recorded.
(B) Represents adjustments for the purchase method of accounting whereby the investment in land, buildings, improvements, joint ventures and operating property, plant and equipment owned by The Santa Anita Companies are adjusted to estimated fair market value based on recent appraisals. Adjustments for the joint ventures were determined by applying The Santa Anita Companies' share (per the partnership agreements) to the estimated fair value of the underlying net assets of the joint ventures.
(C) Represents estimated adjustments to fair value detailed as follows:

     Works of art owned by Operating..................................  $10,000
     Reclassification of Entertainment Center Costs to Commercial
       Properties.....................................................   (3,215)
     Write-off of straight-line rent receivable.......................   (1,153)
     Write-off of Other Deferred Costs................................     (576)
                                                                        -------
                                                                        $ 5,056
                                                                        =======

(D) Represents the purchase consideration in excess of the fair market value of the assets of The Santa Anita Companies.
(E) Represents estimated adjustments for (1) accrued merger costs including financial advisory, legal and accounting fees, printing and various other professional fees anticipated in connection with the Mergers, (2) accrued expenses associated with certain employment agreements and benefit programs of The Santa Anita Companies including severance agreements, settlement of options and purchase accounting adjustments related to The Santa Anita Companies' defined benefit pension and deferred compensation plans; since management is presently evaluating the effects of the integration of the companies, these amounts are preliminary and subject to change, and (3) other liabilities including potential settlement of outstanding legal matters consisting of a shareholder lawsuit, a breach of contract lawsuit and various claims and lawsuits arising from business operations.
(F) Represents the exchange of Series A Preferred Stock for shares of Paired Common Stock.
(G) Represents the exchange of shares of Meditrust and MAC for shares of Paired Common Stock.
(H) Based upon 12,363 shares of Paired Common Stock outstanding (which includes the effect of having exchanged the 867 shares of Series A Preferred Stock for shares of Paired Common Stock), the estimated total purchase consideration is $383,253. The adjustment to shareholders' equity eliminates The Santa Anita Companies' historical equity accounts totaling $37,161 (which includes the effect of exchanging the Series A Preferred Stock which has a value of $24,778 for shares of Paired Common Stock) and records equity based on the number of shares of Paired Common Stock held by shareholders of The Santa Anita Companies that remain outstanding after the Mergers at $31 per share of Paired Common Stock, which is based on the closing price of Meditrust Shares on April 11, 1997 of $37.25 per share.

                              MEDITRUST CORPORATION

                              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                     (UNAUDITED)
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                            FOR THE YEAR ENDED DECEMBER 31, 1996
                                                                  ---------------------------------------------------------
                                                                               SANTA ANITA
                                                                                  REALTY          PRO FORMA       PRO FORMA
                                                                  MEDITRUST  ENTERPRISES, INC.   ADJUSTMENTS       COMBINED
                                                                  ---------  -----------------   -----------      ---------
Revenues:
   Rental income ............................................      $109,119      $  6,671          $               $115,790
   Rental income--Operating .................................                      10,861                            10,861
   Interest income ..........................................       144,905         1,652                           146,557
                                                                   --------      --------          --------        --------
        Total revenues ......................................       254,024        19,184                           273,208
                                                                   --------      --------          --------        --------
Expenses:
   Rental property operating expenses .......................                       2,434                             2,434
   Interest .................................................        64,216         2,670                            66,886
   Depreciation and amortization ............................        23,207         1,718             3,699(A)(B)    28,624
   General and administrative ...............................         8,625         4,046                            12,671
   Losses from unconsolidated joint ventures ................                         994               789(A)        1,783
   Strategic alliance costs .................................                       1,090                             1,090
   Arcadia development costs ................................                       2,900                             2,900
   Program for disposition of non-core real estate
     assets .................................................                       2,000                             2,000
                                                                   --------      --------          --------        --------
        Total expenses ......................................        96,048        17,852             4,488         118,388
                                                                   --------      --------          --------        --------
Net Income ..................................................       157,976         1,332            (4,488)        154,820
Preferred stock dividends ...................................                      12,368           (12,368)(C)
                                                                   --------      --------          --------        --------
Net income (loss) applicable to common shares ...............      $157,976      $(11,036)         $  7,880        $154,820
                                                                   ========      ========          ========        ========
Per share:
Net income (loss) (D) .......................................      $   2.66      $  (0.97)         $   0.16        $   1.85
                                                                   ========      ========          ========        ========
Weighted average common shares outstanding ..................        59,458        11,429            12,854(E)       83,741
                                                                   ========      ========          ========        ========
Dividends paid per common share .............................      $   2.78      $   0.80
                                                                   ========      ========

   Return of capital ........................................      $   0.15      $   0.80
   Income ...................................................          2.63
                                                                   --------      --------
                                                                   $   2.78      $   0.80
                                                                   ========      ========

----------------
(A) Represents adjustment to decrease depreciation by $807 as a result of recording the investment in land, buildings, improvements and operating property, plant and equipment at fair market value. Also represents adjustment to increase depreciation related to joint ventures by $789. Depreciation is computed using the straight-line method and is based upon the estimated useful lives ranging from 5 to 40 years. Depreciation expense decreased due to the fact that Meditrust uses longer depreciable lives than those used by The Santa Anita Companies for certain types of assets. The adjustments to real estate assets include an increase of $151,560 to non-depreciable land and an increase of $55,892 in the carrying value of buildings.
(B) Represents adjustment to reflect amortization of goodwill of $4,506. Goodwill represents the purchase consideration in excess of the fair market value of the assets of Realty. Amortization of goodwill is computed using the straight-line method over a 40-year estimated useful life.
(C) Represents adjustment to eliminate Series A Preferred Stock dividends as a result of exchanging the Series A Preferred Stock for shares of Realty Common Stock.
(D) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 ("Statement 128") which specifies the computation, presentation and disclosure requirements for basic earnings per share and dilutive earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Meditrust Corporation.
(E) Represents adjustment to reflect additional shares of Realty Common Stock issued to Meditrust shareholders at the time the Mergers become effective and assumes the exchange of Series A Preferred Stock for shares of Realty Common Stock.

                              MEDITRUST CORPORATION

                              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                     (UNAUDITED)
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                           FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                                   ---------------------------------------------------------
                                                                                SANTA ANITA
                                                                                   REALTY          PRO FORMA       PRO FORMA
                                                                   MEDITRUST  ENTERPRISES, INC.   ADJUSTMENTS       COMBINED
                                                                   ---------  -----------------   -----------      ---------
REVENUES:
   Rental income ............................................       $32,293       $ 1,033           $               $33,326
   Rental income--Operating .................................                       6,440                             6,440
   Interest income ..........................................        35,672           432                            36,104
                                                                    -------       -------           -------         -------
        Total revenues ......................................        67,965         7,905                            75,870
                                                                    -------       -------           -------         -------
Expenses:
   Interest .................................................        18,115           555                            18,670
   Depreciation and amortization ............................         6,476           727               628(A)(B)     7,831
   General and administrative ...............................         2,321         1,019                             3,340
   Losses from unconsolidated joint ventures ................                         155               203(A)          358
   Strategic alliance costs .................................                       4,080                             4,080
   Program for disposition of non-core real estate
     assets .................................................                         500                               500
                                                                    -------       -------           -------         -------
        Total expenses ......................................        26,912         7,036               831          34,779
                                                                    -------       -------           -------         -------
Net Income ..................................................        41,053           869              (831)         41,091
Preferred stock dividends ...................................                       2,183            (2,183)(C)
                                                                    -------       -------           -------         -------
Net income (loss) applicable to common shares ...............       $41,053       $(1,314)          $ 1,352         $41,091
                                                                    =======       =======           =======         =======
Per share:
Net income (loss) (D) .......................................       $  0.67       $ (0.11)          $ (0.08)        $  0.48
                                                                    =======       =======           =======         =======
Weighted average common shares outstanding ..................        61,442        11,586            13,254(E)       86,282
                                                                    =======       =======           =======         =======
Dividends paid per common share .............................       $  0.71       $  0.20
                                                                    =======       =======
Dividend consists of:
   Return of capital ........................................       $  0.04       $  0.20
   Income ...................................................          0.67
                                                                    -------       -------
                                                                    $  0.71       $  0.20
                                                                    =======       =======

----------------
(A) Represents adjustment to decrease depreciation by $498 as a result of recording the investment in land, buildings, improvements and operating property, plant and equipment at fair market value. Also represents adjustment to increase depreciation related to joint ventures by $203. Depreciation is computed using the straight-line method and is based upon the estimated useful lives ranging from 5 to 40 years. Depreciation expense decreased due to the fact that Meditrust uses longer depreciable lives than those used by The Santa Anita Companies for certain types of assets. The adjustments to real estate assets include an increase of $151,560 to non-depreciable land and an increase of $55,892 in the carrying value of buildings.
(B) Represents adjustments to reflect amortization of goodwill of $1,126. Goodwill represents the purchase consideration in excess of the fair market value of the assets of Realty. Amortization of goodwill is computed using the straight-line method over a 40-year estimated useful life.
(C) Represents adjustment to eliminate Series A Preferred Stock dividends as a result of exchanging the Series A Preferred Stock for shares of Realty Common Stock.
(D) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 ("Statement 128") which specifies the computation, presentation and disclosure requirements for basic earnings per share and dilutive earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Meditrust Corporation.
(E) Represents adjustment to reflect additional shares of Realty Common Stock issued to Meditrust shareholders at the time the Mergers become effective and assumes the exchange of Series A Preferred Stock for shares of Realty Common Stock.

                              MEDITRUST CORPORATION

                                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                    (UNAUDITED)
                                       (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                AS OF MARCH 31, 1997
                                                         ---------------------------------------------------------------------
                                                                          SANTA ANITA
                                                                             REALTY             PRO FORMA           PRO FORMA
                                                          MEDITRUST     ENTERPRISES, INC.      ADJUSTMENTS           COMBINED
                                                         ----------     -----------------     ------------         -----------
Real estate investments:
   Meditrust building and improvements ..............    $1,051,345        $                  $                    $1,051,345
   Santa Anita Racetrack (A) ........................                          8,667              108,333 (B)         117,000
   Commercial properties (A) ........................                         12,214               71,742 (B)          83,956
   Commercial properties to be sold .................                          9,076                 (376)(B)           8,700
   Investments in and advances to
     unconsolidated joint ventures ..................                          2,154               33,833 (B)          35,987
   Real estate mortgages & loans ....................     1,241,741           10,609                                1,252,350
                                                         ----------        ---------          -----------          ----------
        Total real estate investments ...............     2,293,086           42,720              213,532           2,549,338
                                                         ----------        ---------          -----------          ----------
Cash and cash equivalents ...........................         5,666           13,558                                   19,224
Fees, interest and other receivables ................        22,013              103                                   22,116
Due from (to) paired entity .........................                            359                                      359
Other assets, net ...................................        65,606            5,527               (4,944)(C)          66,189
Goodwill ............................................                                             180,233 (D)         180,233
                                                         ----------        ---------          -----------          ----------
Total assets ........................................    $2,386,371        $  62,267          $   388,821          $2,837,459
                                                         ==========        =========          ===========          ==========
Liabilities and Shareholders' Equity
Indebtedness:
   Notes payable, net ...............................       494,972           20,309                                  515,281
   Convertible debentures, net ......................       278,591                                                   278,591
   Bank notes payable, net ..........................       110,291            7,300                                  117,591
   Bonds and mortgages payable, net .................        58,795                                                    58,795
                                                         ==========        =========          ===========          ==========
        Total indebtedness ..........................       942,649           27,609                                  970,258
                                                         ==========        =========          ===========          ==========
Deferred income & expenses ..........................         9,918                                                     9,918
Accrued expenses and other liabilities ..............        47,394            5,886               42,560 (E)          95,840
                                                         ==========        =========          ===========          ==========
        Total liabilities ...........................       999,961           33,495               42,560           1,076,016
                                                         ==========        =========          ===========          ==========
Commitments and contingencies
   Series A Redeemable Preferred Stock ..............                         23,728              (23,728)(F)
Shareholders' equity
   Common stock 86,368 shares pro forma
     outstanding ....................................                          1,159                7,478 (F)(G)        8,637
   Additional paid-in-capital .......................                        121,902            1,779,838 (F)(H)(I) 1,901,740
Shares of beneficial interest .......................     1,524,344                            (1,524,344)(H)
Retained Earnings/Distributions in excess of
   net income .......................................      (137,934)        (118,017)             118,017 (H)        (137,934)
Note receivable--from Meditrust Operating
   Company ..........................................                                             (11,000)(I)         (11,000)
                                                         ----------        ---------          -----------          ----------
        Total shareholders' equity ..................     1,386,410            5,044              369,989           1,761,443
                                                         ----------        ---------          -----------          ----------
Total liabilities and shareholders' equity ..........    $2,386,371        $  62,267          $   388,821          $2,837,459
                                                         ==========        =========          ===========          ==========

(A) No post-merger accumulated depreciation has been recorded.
(B) Represents adjustments for the purchase method of accounting whereby the investment in land, buildings, improvements and joint ventures owned by Realty are adjusted to estimated fair market value based on recent appraisals. Adjustments for the joint ventures were determined by applying The Santa Anita Companies' share (per the partnership agreements) to the fair value of the underlying net assets of the joint ventures.
(C) Represents estimated adjustments to fair value detailed as follows:

    Reclassification of the Entertainment Center Costs to Commercial
      Properties ...................................................  $(3,215)
    Write-off of straight-line rent receivable......................   (1,153)
    Write-off of other Deferred Costs...............................     (576)
                                                                      -------
                                                                      $(4,944)
                                                                      =======

(D) Represents the purchase consideration in excess of the fair market value of the assets of Realty.
(E) Represents estimated adjustments for (1) accrued merger costs including financial advisory, legal and accounting fees, printing and various other professional fees anticipated in connection with the Mergers, (2) accrued expenses associated with certain employment agreements and benefit programs of Realty including severance agreements, settlement of options and purchase accounting adjustments related to Realty's defined benefit pension and deferred compensation plans; since management is presently evaluating the effects of the integration of the two companies, these amounts are preliminary and subject to change, and (3) other liabilities including potential settlement of outstanding legal matters consisting of a shareholder lawsuit, a breach of contract lawsuit and various claims and lawsuits arising from business operations.
(F) Represents the exchange of Series A Preferred Stock for shares of Realty Common Stock.
(G) Represents the exchange of shares of Meditrust for shares of Realty Common Stock.
(H) Based on the relative value between Realty and Operating of the 12,363 shares of Realty Common Stock outstanding (which includes the effect of having exchanged the 867 shares of Series A Preferred Stock for shares of Realty Common Stock), the estimated total purchase consideration allocable to Realty is approximately $375,587. The adjustment to shareholders' equity eliminates Realty's historical equity accounts totaling $28,772 (which includes the effect of exchanging the Series A Preferred Stock which has a value of $23,728 for Realty Common Stock) and records equity based on the number of shares of Realty Common Stock held by shareholders of Realty that remain outstanding after the Mergers.
(I) To reflect the delivery of the Operating Note (as such term is defined in the Merger Agreement), the purpose of which is to adjust the relative values of Realty and Operating to approximate the relative values of Meditrust and MAC immediately prior to the time when the Mergers become effective. Due to the affiliation of Meditrust Corporation and Meditrust Operating Company, the Operating Note has been classified in shareholders' equity.

                           MEDITRUST OPERATING COMPANY

                              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                     (UNAUDITED)
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                              FOR THE YEAR ENDED DECEMBER 31, 1996
                                                                  ----------------------------------------------------------
                                                                   MEDITRUST     SANTA ANITA
                                                                  ACQUISITION     OPERATING       PRO FORMA        PRO FORMA
                                                                    COMPANY        COMPANY       ADJUSTMENTS       COMBINED
                                                                  -----------    -----------     -----------       ---------
Revenues:
   Horse racing .............................................       $              $68,606         $                $68,606
   Interest and other income ................................                          581           3,300 (A)        3,881
                                                                    -------        -------         -------          -------
        Total revenues ......................................                       69,187           3,300           72,487
                                                                    -------        -------         -------          -------
Expenses:
   Horse racing operating costs .............................                       48,735                           48,735
   Interest .................................................                          788             660 (B)        1,448
   Depreciation and amortization ............................                        3,212          (1,430)(C)(D)     1,782
   General and administrative(E) ............................                       17,104                           17,104
   Strategic alliance costs .................................                          110                              110
                                                                    -------        -------         -------          -------
        Total expenses ......................................                       69,949            (770)          69,179
                                                                    -------        -------         -------          -------
Net Income (loss) ...........................................                         (762)          4,070            3,308
Preferred stock dividends ...................................                           52             (52)(F)
                                                                    -------        -------         -------          -------
Net income (loss) applicable to common shares ...............       $              $  (814)        $ 4,122          $ 3,308
                                                                    =======        =======         =======          =======
Per share:
Net income (loss)(G) ........................................       $              $ (0.07)        $  0.11          $  0.04
                                                                    =======        =======         =======          =======
Weighted average common shares outstanding ..................        59,458         11,317          12,854 (H)       83,629
                                                                    =======        =======         =======          =======

------------------
(A) Represents estimated dividends (based upon Meditrust's 1996 distributions declared of $2.78 per share) on the shares of Realty acquired by MAC and subsequent to the Mergers held by Operating.
(B) Represents estimated interest expense on the Operating Note.
(C) Represents adjustment to decrease depreciation by $2,213 as a result of recording the investment in property, plant and equipment at fair market value. Depreciation is computed using the straight-line method and is based upon the estimated useful lives ranging from 5 to 40 years. Depreciation expense decreased due to the fact that Meditrust uses longer depreciable lives than those used by The Santa Anita Companies for certain types of assets. The adjustment to operating equipment included a reduction of $10,697 in the carrying value of operating equipment.
(D) Represents adjustment to reflect amortization of goodwill of $783. Goodwill represents the purchase consideration in excess of the fair market value of the assets of Operating. Amortization of goodwill is computed using the straight-line method over a 40-year estimated useful life.
(E) Includes rental income paid to Realty of $10,861.
(F) Represents adjustment to eliminate Series A Preferred Stock dividends as a result of exchanging the Series A Preferred Stock for shares of Operating Common Stock.
(G) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard; No. 128 ("Statement 128") which specifies the computation, presentation and disclosure requirements for basic earnings per share and dilutive earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Meditrust Operating Company.
(H) Represents adjustment to reflect additional shares of Operating Common Stock issued to MAC shareholders at the time the Mergers become effective and assumes the exchange of Series A Preferred Stock for shares of Operating Common Stock.

                           MEDITRUST OPERATING COMPANY

                              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                     (UNAUDITED)
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                           FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                                  -----------------------------------------------------------
                                                                   MEDITRUST    SANTA ANITA
                                                                  ACQUISITION    OPERATING        PRO FORMA         PRO FORMA
                                                                    COMPANY       COMPANY        ADJUSTMENTS        COMBINED
                                                                  -----------   -----------      -----------        ---------
Revenues:
   Horse racing .............................................       $             $36,307          $                 $36,307
   Interest and other income ................................                          48              825 (A)           873
                                                                    -------       -------          -------           -------
        Total revenues ......................................                      36,355              825            37,180
                                                                    -------       -------          -------           -------
Expenses:
   Horse racing operating costs .............................                      24,754                             24,754
   Interest .................................................                          54              165 (B)           219
   Depreciation and amortization ............................                       1,891           (1,149)(C)(D)        742
   General and administrative(E) ............................                       8,469                              8,469
   Strategic alliance costs .................................                         420                                420
                                                                    -------       -------          -------           -------
        Total expenses ......................................                      35,588             (984)           34,604
                                                                    -------       -------          -------           -------
Net Income ..................................................                         767            1,809             2,576
                                                                    -------       -------          -------           -------
Net income (loss) applicable to common shares ...............       $             $   767          $ 1,809           $ 2,576
                                                                    =======       =======          =======           =======
Per share:
Net income/(loss) (F) .......................................       $             $  0.07          $ (0.04)(G)       $  0.03
                                                                    =======       =======          =======           =======
Weighted average common shares outstanding ..................        61,442        11,480           13,254            86,176
                                                                    =======       =======          =======           =======

------------------
(A) Represents estimated dividends (based upon Meditrust's 1996 distributions declared of $2.78 per share) on the shares of Realty acquired by MAC and subsequent to the Mergers held by Operating.
(B) Represents estimated interest expense on the Operating Note.
(C) Represents adjustment to decrease depreciation by $1,345 as a result of recording the investment in property, plant and equipment at fair market value. Depreciation is computed using the straight-line method and is based upon the estimated useful lives ranging from 5 to 40 years. Depreciation expense decreased due to the fact that Meditrust uses longer depreciable lives than those used by The Santa Anita Companies for certain types of assets. The adjustment to operating equipment included a reduction of $10,697 in the carrying value of operating equipment.
(D) Represents adjustment to reflect amortization of goodwill of $196. Goodwill represents the purchase consideration in excess of the fair market value of the assets of Operating. Amortization of goodwill is computed using the straight-line method over a 40-year estimated useful life.
(E) Includes rental income paid to Realty of $6,440.
(F) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("Statement 128") which specifies the computation, presentation and disclosure requirements for basic earnings per share and dilutive earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Meditrust Operating Company.
(G) Represents adjustment to reflect additional shares of Operating Common Stock issued to MAC shareholders at the time the Mergers become effective and assumes the exchange of Series A Preferred Stock for shares of Operating Common Stock.

                           MEDITRUST OPERATING COMPANY

                                   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                     (UNAUDITED)
                                        (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                     AS OF MARCH 31, 1997
                                                                   -------------------------------------------------------------
                                                                    MEDITRUST    SANTA ANITA
                                                                   ACQUISITION    OPERATING       PRO FORMA            PRO FORMA
                                                                     COMPANY       COMPANY       ADJUSTMENTS            COMBINED
                                                                   -----------   -----------     -----------           ---------
Operating property, plant & equipment .........................     $              $19,697        $(10,697)(A)          $  9,000
Cash and cash equivalents .....................................                     23,433                                23,433
Fees, interest and other receivables ..........................                      4,850                                 4,850
Other assets, net .............................................                      1,014          10,000(B)             11,014
Goodwill, net .................................................                                     31,307(C)             31,307
Investment in Meditrust Corporation ...........................                      1,711          36,000(D)             37,711
                                                                    ---------      -------        --------              --------
        Total assets ..........................................     $              $50,705        $ 66,610              $117,315
                                                                    =========      =======        ========              ========
Liabilities and Shareholders' Equity:
Indebtedness:
   Bank notes payable, net ....................................                        638                                   638
   Note payable to Meditrust Corporation ......................                                     11,000(E)             11,000
                                                                    ---------      -------        --------              --------
        Total indebtedness ....................................                        638          11,000                11,638
                                                                    ---------      -------        --------              --------
Deferred income & expenses ....................................                      2,501                                 2,501
Accrued expenses and other liabilities ........................                     34,516          35,440(F)             69,956
                                                                    ---------      -------        --------              --------
        Total liabilities .....................................                     37,655          46,440                84,095
                                                                    ---------      -------        --------              --------
Commitments and contingencies
   Series A Redeemable Preferred Stock ........................                      1,050          (1,050)(G)
Shareholders' equity
   Common stock 86,278 shares pro forma outstanding ...........                      1,150           7,478(G)(H)           8,628
   Additional paid-in-capital .................................                     21,011           3,581(D)(E)(G)(I)    24,592
Retained Earnings/Distributions in excess of net income .......                     (9,491)          9,491(I)
Unearned compensation expense .................................                       (670)            670(I)
                                                                    ---------      -------        --------              --------
        Total shareholders' equity ............................                     12,000          21,220                33,220
                                                                    ---------      -------        --------              --------
Total liabilities and shareholders' equity ....................     $              $50,705        $ 66,610              $117,315
                                                                    =========      =======        ========              ========

(A) Represents adjustments for the purchase method of accounting whereby the operating property, plant and equipment owned by Operating are adjusted to estimated fair market value based on recent appraisals.
(B) Represents the estimated fair market value of works of art owned by Operating.
(C) Represents the purchase consideration in excess of the fair market value of the assets of Operating.
(D) To reflect the capitalization of MAC by Meditrust and the acquisition by MAC of the shares of Realty which are assumed to remain outstanding after the Mergers.
(E) To reflect the delivery of the Operating Note, the purpose of which is to adjust the relative values of Realty and Operating to approximate the relative values of Meditrust and MAC immediately prior to the time the Mergers become effective.
(F) Represents estimated adjustments for (1) accrued merger costs including financial advisory, legal and accounting fees, printing and various other professional fees anticipated in connection with the Mergers, (2) accrued expenses associated with certain employment agreements and benefit programs of Operating including severance agreements, settlement of options and purchase accounting adjustments related to Operating's defined benefit pension and deferred compensation plans; since management is presently evaluating the effects of the integration of the two companies, these amounts are preliminary and subject to change, and (3) other liabilities including potential settlement of outstanding legal matters consisting of a shareholder lawsuit, a breach of contract lawsuit and various claims and lawsuits arising from business operations.
(G) Represents the exchange of Series A Preferred Stock for shares of Operating Common Stock.
(H) Represents the exchange of shares of MAC for shares of Operating Common
    Stock.
(I) Based on the relative value between Realty and Operating of the 12,363 shares of Paired Common Stock outstanding (which includes the effect of having exchanged the 867 shares of Series A Preferred Stock for shares of Operating Common Stock), the total purchase consideration allocable to Operating is approximately $7,666. The adjustments to shareholders' equity eliminate Operating's historical equity accounts totaling $13,050 (which includes the effect of exchanging the Series A Preferred Stock which has a value of $1,050 for Operating Common Stock) and record equity based on the number of shares of Paired Common Stock held by shareholders of Operating that remain outstanding after the Mergers.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                MEDITRUST


July 30, 1997                                   By:   /s/ Laurie T. Gerber
                                                      -----------------------
                                                      Laurie T. Gerber
                                                      Chief Financial Officer